Pricing Supplement Dated April 16, 2007	Rule 424 (b) (3)
(To Prospectus Dated January 19, 2006)	File No. 333-131150
GMAC LLC
Demand Notes — Floating Rate

Annual Yield:                                        5.75%
Effective Dates:               4-16-2007 through          4-22-2007